February 21, 2003

To: Alberta Securities Commission
British Columbia Securities Commission
The Manitoba Securities Commission
Office of the Administrator, New Brunswick
Securities Commission of Newfoundland
Securities Registry, Government of the Northwest Territories
Nova Scotia Securities Commission
Ontario Securities Commission
Registrar of Securities, Prince Edward Island
Commission des valeurs mobilières du Québec
Saskatchewan Securities Commission
Registrar of Securities, Government of the Yukon Territory
Nunavut Legal Registry
The Toronto Stock Exchange

Dear Sir or Madam:

CANADA LIFE FINANCIAL CORPORATION - MAILING TO SHAREHOLDERS

This will confirm that the following English and French documents were sent by pre-paid mail commencing on February 19, 2003 and completed on February 21, 2003 to the registered shareholders of Common Shares of the subject Corporation:

  Letter to Shareholders from David A. Nield, Chairman & Chief Executive Officer

  Notice of Change to Directors' Circular recommending Rejection of the Offer by Manulife Financial Corporation to purchase all of the Outstanding Common Shares of Canada Life Financial Corporation

  Notice of Withdrawal Form

Sincerely,

("Signed Roy W. Linden")

Roy W. Linden

RWL/fm